Exhibit 10.37

CONSENT TO

TRANSFER PARTNERSHIP INTEREST

INTO COMMON STOCK

I, Jay Dinkelmann, President of IS Investments, Inc. hereby agree and acknowledge that IS Investments, Inc. will receive 38,235 shares of VCG Holding Corp. Common Stock in exchange for its 20% interest in RCC L.P.

Signed this 31st day of January, 2007.

IS INVESTMENTS, INC.

/s/ Jay Dinklemann
Jay Dinkelmann, President